Exhibit 10.27

P.O. Box 17805 Denver, CO 80217 tel (303) 292-1206 fax (800) 886-3898 www.ensignenergy .com

April 19, 2013

Synergy Resources Corporation
20203 Hwy 60
Platteville, CO 80651

Attn: Mr. Ed Holloway and Mr. Bill Scaff

Re:	Drilling Contract -Ensign USD Rig 17 Horizontal 4-well Drilling Program Weld County, Colorado

Dear Mr. Holloway and Mr. Scaff:

Please find enclosed two copies of the Drilling Contract covering your referenced program.  Upon execution of both copies, please return one copy to my attention at your earliest convenience.

Ensign looks forward to the opportunity of assisting you to fulfill your drilling program goals.

Should you have any questions or concerns, please call me at (303)292-1206.

Sincerely,

/s/ Brandon Lorenz
Brandon Lorenz
Drilling Manager

BL/hh Enclosures

"Performance Excellence - Second to None"

United States Drilling	DRILLING CONTRACT

This Contract is made and entered into on the date hereinafter set forth by and between the parties herein designated as "Operator" and "Contractor."

OPERATOR:	Synergy Resources Corporation
Address:	20203 Hwy 60 Platteville, CO 8065 l

OPERATOR:	Ensign United States Drilling Inc.
Address:	1700 Broadway, Suite 777 Denver, CO 80290

IN CONSIDERATION of the mutual promises, conditions and agreements herein contained and the specifications and special .provisions set forth in Exhibit "A" and Exhibit "B" attached hereto and made a part hereof (the "Contract"), Operator engages Contractor as an independent contractor to drill the hereinafter designated well in search of oil or gas on a Turnkey Basis.

For purposes hereof, the term "Turnkey" or "Turnkey Basis" means Contractor shall furnish equipment, labor, and perform services as herein provided to drill a well, as specified by Operator, to the Turnkey Depth. Subject to terms and conditions hereof, payment to Contractor at a stipulated price is earned upon attaining such Turnkey Depth and completion of the other obligations of Contractor hereunder. While drilling on a Turnkey Basis, Contractor shall direct, supervise and control drilling operations and assumes certain liabilities to the extent specifically provided herein. Notwithstanding that this is   a Turnkey Contract, Contractor and_ Operator recognize that certain portions of the operations as hereinafter designated, may be performed on a Daywork Basis.

For purposes hereof, the term "Daywork" or "Daywork Basis" means Contractor shall furnish equipment, labor, and perform services as herein Provided, for a specified sum per day under the direction, supervision and control of Operator (inclusive of any employee, agent, consultant, or Subcontractor engaged by Operator to direct drilling operations). When operating on a Daywork Basis, Contractor shall be fully paid at the applicable Rates of payment and assumes only the obligations and liabilities stated herein as being applicable during Daywork operations. Except for such obligations and liabilities specifically assumed by Contractor, Operator shall be solely responsible and assumes liability for all consequences of operations by both parties while on a Daywork Basis, including results and all other risks or liabilities incurred in or incident to such operations.

1. LOCATION OF WELL

Well name and number:                        Horizontal  4 well program         (B.L.)     (W.S.)
Parish/County :       Weld             State:       CO          Field Name:  __________________________
Well location and land description:                T2-6NR64-68W
The above is for well and contract identification only and Contractor assumes no liability whatsoever for a proper survey or location stake on Operator's lease.

2.  COMMENCEMENT DATE:
2.1.  Contractor agrees to use reasonable efforts to commence operations for the drilling of the well by the     15      day  of   May     , 20    13       or   _______________________.

2.2 Notwithstanding any provision in this Contract to the contrary, in the event Operator fails, for any reason (including, but not limited to, Force Majeure), to permit Contractor to commence operations for the drilling of the well by Contractor may, at its option, elect to terminate this Contract, and Contractor's right to compensation shall be as set forth herein.

3.  FURNISHED ITEMS:

All items to be furnished by OPERATOR pursuant to Exhibit A and any additional material, equipment, special tools, supplies and services not specifically required to be furnished by CONTRACTOR but proper to the drilling and completion of the well shall be timely furnished at the drill site by the OPERATOR at OPERATOR'S cost. Time lost because of the failure of OPERATOR to furnish timely any items required to be furnished by OPERATOR according to Exhibit A, shall be paid for at daywork rates applicable when the time is lost.

4.  OPERATOR agrees:

(a) To pay CONTRACTOR for the work performed, services rendered, rig time, and the materials, equipment and supplies furnished by CONTRACTOR according to the rates specified in Exhibit A. Daywork rates and the daywork provisions of this contract shall apply to any work requested by OPERATOR and performed by CONTRACTOR when the work exceeds the limits provided for in Exhibit A Payment due hereunder shall be made within thirty (30) days of receipt of CONTRACTOR'S invoices. Amounts not paid within said time shall bear interest from the due date at the rate of fifteen percent (15%) per annum not to exceed the legal rate of interest.

(b) OPERATOR shall reimburse CONTRACTOR for the cost of material, equipment, work or services which are to be furnished by OPERATOR as provided herein but which for convenience are actually furnished by CONTRACTOR. Such charges shall be subject to an additional charge by CONTRACTOR of 15% of such costs for arranging or handling such material, equipment, work or services.

(c) To protect, indemnify and save CONTRACTOR harmless from and against all claims, demands and causes of action of every kind and character arising in favor of OPERATOR'S employees, its subcontractors, or third parties on account of bodily injuries, death or damages to property.

(d)  To carry Comprehensive General Bodily Injury and Property Damage Insurance with limits of at least $1,000,000 aggregate and to carry Workers ' Compensation Insurance with limits not less than required by the laws of the State in which the well is to be drilled.

(e) To reimburse CONTRACTOR for additional costs incurred due to engaging CONTRACTOR to drill within the boundaries of any Colorado cities which impose additional taxes ("Home Rule Cities") on the value of the specialized drilling equipment or on the amounts charged under the drilling contract.

(f) To prepare a sound location adequate in size and capable of properly supporting the drilling rig, unless otherwise provided herein.

5.  CONTRACTOR  agrees:

(a) To perform all work to be conducted by it under the terms of this Agreement and the specifications set forth in Exhibit A in accordance with good drilling practices in the area in which the well is to be drilled.

(b) To pay all claims for labor, material, services, and supplies furnished by CONTRACTOR hereunder to allow no lien or charge to be filed on the lease, the well, the land on which the well is to be drilled or other property of OPERATOR, for labor, material, services or supplies furnished by any employee, SUBCONTRACTOR, or agent of the CONTRACTOR and if such lien is filed, to indemnity, protect, and save OPERATOR harmless from and against all such claims and liens.

(c) To protect, indemnify and save OPERATOR harmless from and against all claims, demands and causes of action of every kind and character arising in favor of CONTRACTOR'S employees, or its subcontractors on account of bodily injuries, death or damages to property.

(d) To carry Comprehensive General Bodily Injury and Property Damage Insurance with limits of at least $1,000,000 aggregate and to carry Workers' Compensation Insurance with limits not less than required by the laws of the State in which the well is to be drilled.

6.  RESPONSIBILITY FOR LOSS OR DAMAGE:

(a)  CONTRACTOR'S SURFACE EQUIPMENT :CONTRACTOR shall be liable, regardless of whether the work is on a turnkey, footage or daywork basis, for damages to or destruction of CONTRACTOR'S equipment when located on the surface, including but not limited to all drilling tools, machinery and appliances for use above the surface, regardless of when or how such damage or destruction occurs, except OPERATOR shall reimburse CONTRACTOR for any such loss or damage thereto caused by negligence, carelessness, recklessness, or intentional acts or omissions of OPERATOR or OPERATOR'S agents, or employees.

(b)  CONTRACTOR's "IN-HOLE" EQUIPMENT - TURNKEY OR FOOTAGE BASIS: CONTRACTOR shall be liable, for damage to or destruction of CONTRACTOR'S in-hole equipment while work is being performed on a turnkey or footage basis including but not limited to drill pipe, drill collars, and tool

United States Drilling

joints; except OPERATOR shall reimburse CONTRACTOR for any such loss or damage thereto caused by negligence, carelessness, recklessness, or intentional acts or omissions of OPERATOR or OPERATOR'S agents, or employees.

(c)  CONTRACTOR'S "IN-HOLE" EQUIPMENT - DAYWORK BASIS: OPERATOR shall be liable, for damage to or destruction of CONTRACTOR's in-hole equipment including but not limited to drill pipe, drill collars, and tool joints, while work is being performed on a daywork basis, and
OPERATOR shall,reimburse CONTRACTOR for any such loss.                                                                                                ·           ·

(d)  OPERATOR'S EQUIPMENT: OPERATOR shall be liable for damage to or destruction of OPERATOR'S equipment or equipment of OPERATOR'S SUBCONTRACTOR, including but not limited to casing, tubing, well head equipment, and tankage, and CONTRACTOR shall be under no liability to reimburse OPERATOR for any such loss other than CONTRACTOR’S gross negligence or willful misconduct.

(e)  THE HOLE - TURNKEY BASIS: CONTRACTOR shall be liable while work is being performed on a turnkey basis and before the well reaches contract depth, for any loss or damage to the hole, except for consequential damages, and except loss or damage thereto caused by negligence, carelessness, recklessness or intentional acts or omissions of OPERATOR or OPERATOR'S agents, or employees. As to such loss OPERATOR shall be liable.

(f) THE HOLE - FOOTAGE BASIS: CONTRACTOR shall be liable while work is being performed on a footage basis and before the well reaches contract depth, for any loss or damage to the hole except for consequential damages, attributable to CONTRACTOR'S operations; except loss or damage to the hole by reason of the failure of casing or equipment furnished by OPERATOR or by reason of the failure of  a cementing job or by reason of any negligence, carelessness, recklessness or intentional acts or omissions of OPERATOR or OPERATOR'S agents or employees. As to such loss OPERATOR shall be liable. If CONTRACTOR  is liable for the loss. or damage and if the hole is not in condition to be carried to the contract depth provided for in Exhibit A, CONTRACTOR shall plug and abandon the hole and if requested by OPERATOR, commence a new hole at the terms and conditions of this contract. In such case, CONTRACTOR shall not be entitled to any payment or compensation for its expenditures in connection with the abandoned ,hole, except for daywork earned for which CONTRACTOR would have been compensated had such hole not been lost and abandoned.

(g)  THE HOLE - DAYWORK BASIS: OPERATOR shall be liable for any loss or damage to the hole while work .is being performed on a daywork basis.

(h)  MATERIALS FURNISHED BY OPERATOR : OPERATOR shall be liable for any personal injuries and for any damage or loss caused in whole or in part to the hole or to any property, equipment or material, of  CONTRACTOR, because of defective materials furnished by or through OPERATOR
Damages or reimbursement as herein required shall be on the basis of actual replacement cost as if delivered at the drill site.

7.  DIFFICULT OR HAZARDOUS DRILLING:

(a) In the event, pyrite, quartzite, granite, igneous rock or other impenetrable substance is encountered while drilling on the footage basis, and the footage   drilled during each 24-hour period multiplied by the footage rate does not at least equal the applicable daywork rate plus the CONTRACTOR'S cost of bits, mud and water used during the 24 hour period, all subsequent drilling operations shall be conducted on :a daywork basis at the - applicable daywork rate, with OPERATOR furnishing the bits, mud, and water, until normal drilling operations. and procedures can be resumed. No footage charge shall be made for footage drilled while on daywork rates; If such conditions are encountered while drilling on the turnkey basis,  all subsequent drilling operations shall be conducted on a daywork basis at the applicable daywork rate, with OPERATOR furnishing the bits, mud, and water until normal drilling operations and procedures can be resumed. The turnkey charge shall be adjusted by a negotiated amount to reflect the portion of the drilling operation drilled at daywork rates.

(b)  In the event water flow, domal, steeply dipping or faulted formation, abnormal pressure, underground mine or cavern, heaving formation, salt or other conditions are encountered which makes drilling abnormally difficult or hazardous, causes sticking of drill pipe or casing, or other difficulty occurs which precludes drilling ahead under reasonably normal procedures, CONTRACTOR shall, in all such cases, without undue delay, exert reasonable efforts to overcome such difficulty, When such condition is encountered, further operations shall be conducted on a daywork basis at the applicable daywork rate, with OPERATOR furnishing the bits, mud and water, until such conditions have been overcome and normal drilling operations can be resumed. OPERATOR shall assume the .risk of loss or damage to the hole and to CONTRACTOR'S equipment in the hole from the time such condition is encountered. If.the drilling is being   performed on a footage basis, no charge shall be made for footage drilled while on daywork rates. Ifdrilling is being performed on a turnkey basis, the daywork charge incurred hereunder shall be a separate charge to the OPERATOR and the turnkey charge shall be adjusted by a negotiated amount to reflect the portion of the drilling operations drilled at daywork rates.

(c)  In the event loss of circulation is encountered, CONTRACTOR shall, without undue delay, exert reasonable effort to overcome such condition. When such condition is encountered, OPERATOR shall assume and bear the risk of loss or damage to the hole and to CONTRACTOR'S equipment in the hole. Should such conditions persist in spite of CONTRACTOR'S efforts to overcome it, then after the period of time specified in Exhibit A under "Lost Circulation" is consumed in such efforts, further operations shall be conducted on a daywork basis at the applicable daywork rate, with OPERATOR furnishing the bits, mud and water until such condition has been overcome and normal drilling operations can be resumed. If the drilling is being performed on a footage basis, no footage charge shall be made for footage drilled while on daywork rates. If the drilling is performed on a turnkey basis, the daywork charge incurred hereunder shall be separate charge to the OPERATOR and the turnkey charge shall be adjusted by a negotiated amount to reflect the portion of the drilling operation drilled at daywork rates.

8.  POLLUTION  OR CONTAMINATION:

Notwithstanding anything to the contrary contained herein, it is understood and agreed by and between CONTRACTOR and OPERATOR that the responsibility for pollution or contamination shall be as follows:

(a)  CONTRACTOR shall assume all responsibility for, including control and removal of, and shall protect, defend and indemnify OPERATOR from and against all Claims, demands and causes of action of every kind and character arising from pollution or contamination, which originates above: the surface of the land or water from spills of fuels, lubricants, motor oils, pipe dope, paints, solvents, ballast, bilge and garbage, except unavoidable pollution from reserve pits, wholly in CONTRACTOR's possession and control and directly associated with CONTRACTOR's equipment and facilities.

(b)  OPERATOR shall assume all responsibility for, including control and removal of, and shall protect, defend and indemnify CONTRACTOR and its suppliers, CONTRACTORs and SUBCONTRACTORs of any tier from and against all claims, demands, and causes of action of every kind and character arising directly or indirectly from all other pollution or contamination which may occur during the conduct of operations hereunder, including, but not limited to, that which may result from the reserve pits, fire, blowout, cratering, seepage or any other uncontrolled flow of oil, gas, water or other substance, as well as the use or disposition of all drilling fluids, including, but not limited to, oil emulsion, oil base or chemically treated drilling fluids, contaminated cuttings or cavings, lost circulation and fish recovery materials and fluids. OPERATOR shall release CONTRACTOR and its suppliers, CONTRACTORs and SUBCONTRACTORs of any tier of any liability for the foregoing.

(c)  In the event a third party commits an act or omission which results in pollution or contamination for which either CONTRACTOR or OPERATOR, for whom such party is performing work, is held to be legally liable, the responsibility therefore shall be considered, as between CONTRACTOR and OPERATOR, to be the same as if the party for whom the work is performed had performed the same and all the obligations respecting protection, defense, indemnity and limitation of responsibility and liability, as set forth in (a) and (b) above, shall be specifically applied.

9.  INDEPENDENT   CONTRACTOR:

CONTRACTOR is an Independent CONTRACTOR with respect to performance of work hereunder. Neither CONTRACTOR'S nor OPERATOR'S employees, agents,or representatives shall be deemed to be that of the other. OPERATOR'S representative or representatives shall have access to the premises for the purpose  of observing tests or inspecting the work and shall be empowered to act for OPERATOR in all matters relating to CONTRACTOR'S performance of the work. On a daywork basis the OPERATOR shall have the right and responsibility to exercise those controls and direct the operations to the extent necessary to accomplish the result desired by the OPERATOR with such control and direction of the OPERATOR limited to the custom in the industry in the area in which the work is  performed, to the safety of the CONTRACTOR'S equipment or to the safety of personnel at the drill site.

l 0. COMPLIANCE WITH LAW:

CONTRACTOR and OPERATOR respectively agree to comply with all laws, rules and regulations, federal, state and 111unicipal, which are now or may become applicable to operations covered by this Agreement or arising out of the performance of such operations. The contact is to be interpreted by the substantive laws of the State of Colorado in effect at the time of the execution of this Agreement. CONTRACTOR agrees, in its performance of this Agreement, to comply with all of the provisions of Part 11, Section 202(1) to (7), inclusive, of Executive Order 11 246 (30F.R. 12319), and any present or future amendments, supplements, substitutes or revisions thereof, and with the Equal Opportunity claims prescribed in 41 CFR 60-1.4, the Affirmative Action Clause prescribed in 41 CFR 60-250.4, the Affirmative Action Clause prescribed in 41 CFR 60-741.4 and the Certification of Compliance with Environmental Laws prescribed in 40 CFR 15.20 which are hereby incorporated by reference in this Agreement.

United States Drilling

11. FORCE MAJEURE:

CONTRACTOR shall not be liable to OPERATOR for any delays, damages, or any failure to perform caused by reason of Federal or State laws of the rules, regulations or orders of any governmental agency purporting to exercise authority or control respecting the operations covered hereby, or because of strikes, or causes beyond the control of the CONTRACTOR. Delays due to the above causes, or any of them, shall not be deemed to be a breach of, or :failure 1;o perform under, this Agreement.

12.  ACCESS TO SITE:

OPERATOR shall secure for CONTRACTOR rights of ingress and egress to the location on which the well is to be drilled. Should CONTRACTOR be denied free and easy access to or from the location, or should CONTRACTOR be prevented from performance of the drilling contemplated by this Agreement by any order of court or by order of any governmental agency or body or because of any reason not within the control of CONTRACTOR, time lost because of such order or because of such reason shall be paid by OPERATOR at the applicable daywork rates.

13.  WORK STOPPAGE:

If OPERATOR directs stoppage of work prior to reaching a depth which is less than 100% of the contract depth specified in Exhibit A, CONTRACTOR shall discontinue the drilling of the well and shall abandon or complete the same as directed. If CONTRACTOR has not reached the percentage of contract depth provided above, OPERATOR will compensate CONTRACTOR for all CONTRACTOR'S costs and expenses as shall be determined by the books and records of the CONTRACTOR maintained in accordance with its established practices, plus 20% on account of profit unless the parties shall agree upon another basis prior to stoppage of work.

14.  DEFAULT:

In the event OPERATOR defaults .in any payment or fails to perform any condition herein required or if a proceeding ii) bankruptcy or receivership is instituted against or by OPERATOR or if CONTRACTOR shall feel unsafe or insecure.in the ability of  OPERATOR to p  perform, then CONTRACTOR may suspend its performance until security deemed adequate to CONTRACTOR is given to assure performance by OPERATOR, or CONTRACTOR may terminate this Agreement. The right of CONTRACTOR to either suspend or terminate is cumulative. In the event of termination of this Agreement pursuant to this Paragraph 14, OPERATOR WILL compensate CONTRACTOR for all CONTRACTOR'S costs and expenses as shall be determined by the books and records of the CONTRACTOR maintained in accordance with its established practices plus twenty percent (20%) on account of profit, unless the parties shall agree upon another basis prior to stoppage of work.

15.  COST INCREASE:

In the event the cost to CONTRACTOR of a) labor, including benefits, b) supplies, services, repair parts or materials, and/or c) fuel increase from the date of this Agreement to the date when such labor is performed or supplies, services, repair parts, materials or fuel are furnished to CONTRACTOR at the location described in the Exhibit A, then the amount agreed to be paid by OPERATOR to CONTRACTOR shall be increased by the amount of such increase in costs to CONTRACTOR attributable to such of the above items as are furnished to or used by CONTRACTOR in connections with the drilling of the well.

16. WRITTEN WAIVER:

None of the requirements of this Agreement shall be considered as waived by either party unless the waiver is in writing, and signed by the persons executing this Agreement, or other duly authorized agent representative of the party.

17.  SPECIAL PROVISIONS:

See attached Exhibits Al and B1  and C which must be executed by both parties.

18. TURNKEY  COMMITMENTS AND  LIABILITY:

Upon completion by Contractor of all operations to be performed by it under the Turnkey Basis as Specified in Exhibit "A", Contractor shall notify Operator of such completion by noting the date and hour of such completion upon the daily drilling  Report form. No later than twenty-four (24) hours after Operator's receipt of such notification, Operator shall advise Contractor in writing of any Objections it may have with respect to Contractor's performance hereunder. Operator's failure to so object to Contractor's performance within the Specified period shall be conclusive proof of Operator's acceptance of the well and Contractor's performance hereunder. Upon acceptance of the work by Operator pursuant to Subparagraph 18 hereinabove, all risk of loss with respect to the well drilled hereunder and goods and services provided by Contractor shall pass to Operator. Contractor shall have no liability for any defects in such completed operations. Notwithstanding anything else Contained herein to the contrary, Operator accepts all materials, supplies, equipment and services furnished or performed by Contractor as is and Where is. CONTRACTOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, OR FITNESS OF ANY MATERIALS, SUPPLIES OR EQUIPMENT FOR ANY PURPOSE. NO WARRANTY OF GOOD AND WORKMANLIKE PERFORMANCE IS GIVEN BY THE CONTRACTOR BY VIRTUE OF THIS CONTRACT FOR ANY PERFORMANCE ACCEPTED BY OPERATOR.

19.  GOVERNING LAW:

This contract shall be construed and governed under the laws of the State of Colorado.

20.  EXECUTION:

This Agreement shall not be binding upon CONTRACTOR until executed by OPERATOR and a duplicate original executed by OPERATOR is returned to and received by CONTRACTOR.

WITNESS the signatures of the parties hereto in DUPLICATE ORIGINALS, this        19th         day of     April     , 2013.

OPERATOR: Synergy Resources Corporation		CONTRACTOR: Ensign United States Drilling Inc.
By:	William E. Schaff Jr.	By:	/s/ Brandon Lorenz
Print Name:	William E. Scaff, Jr.	Print Name:	Brandon Lorenz
Title:	Vice President	Title:	Drilling Manager

Exhibit A1

OPERATOR: Synergy Resources Corporation

    Address:  20203 Hwy 60
                      Platteville, CO 80651

Contract Type: Turnkey    Rig Number - 17     Crew Size - 5
Depth - 12000 feet into the Niobrara Horizontal formation
Deviation Limit - Per Directional Plan degrees
Hole Size 13-1/2"/8-3/4"/6-1/8"
Date of Bid: 4/19/2013 WELL NAME: NIOBRARA HORIZONTAL Location: -T2-6N -R64-68W County: Weld State: CO.

Furnished by
Materials and Supplies	Operator	Contractor	Remarks
Wells Permits	X
Stake Location	X
Surface Damages & Right of Way	X
Road, Location & Maintenance	X
Mud Pits, EARTH or STEEL		X	Per Inventory
Reserve Pits	X
Backfill Pits	X
Surface Casing - 9-5/6" & Intermediate Casing - 7"		X
Rig Time to Run		X
Cementing end Cementing Services		X	Halliburton
W.O.C. Time prior to Drilling Plug		X	Min 6 hrs
Power Tongs		X
Production Casing - 4.5", 11.6 #/ft, N-80	X
Rig Time to Run		X	• See Note
Cementing and Cementing Services	X
W.O.C. Time		X	• See Note
Power Tongs, Casing Crews, Lay-Down Machine, and Crews		X
Fuel		X
Boiler Fuel		X
Water - Source		X
Hauling or Pump, Free Tanks, Transfer Pumps		X
After Cum. Hrs. Lost Circ.	X		0 Cum
Mud (Mud up depth per Contractor)		X	Baroid - subject to change based on performance
After ___0 ___ cum. hrs lost circulation	X		0 Cum
Coring - Rig Time, 3rd Part	X
Reaming Cored Hole	X
Testing - Rig Time		X	• See Note
BOP Test		X
3rd Party Services	X
Logging - Rig time		X	• See Note
3rd Party Services	X
Lost Circulation	X
After initial ___/___ cum. hrs. furnished bv Contractor	X		0/0
Plugging - Rig Time		X	• See Note
3rd Party Services	X
Well Head	X
Directional Services + Trailer		X
W.O.O. or any Operator Supplied Services	X
Circulate Samples		X	• See Note
Daywork Repair Time: ___ hrs. / job ___ hrs. / well		X
Rental Drill Pipe DS-36 S-135		X
Mob-Demob, Move Rig, Moving Permits		X	See Exhibit B1
Trash, Sanilet, Trenching, Camp Generator		X
▪Note: Contractor will provide 48 hrs daywork at TD

A TURNKEY AMOUNT of $1094300 for work performed on a turnkey basis as herein provided.

Daywork Rates per 24 Hour day:
$28000 With Drill Pipe             $ 28000 Without Drill Pipe
$28000 Standby with crews   $ 25200 Standby without crews
Boiler Rate: $35 per hour.

Drill Stem Test - Daywork terms apply to waiting on service company to get into operating position and/or waiting on daylight to open or pull Drill Stem Test.

(Abnormal pressure as used in this Contract shall mean any pressure for which a mud excess of 11 lb/gal. is used to gain control of said pressure.)

See Attached Exhibit B1
Operator	ENSIGN UNITED STATES Dirlling Inc.

/s/ William E. Scaff Jr.	/s/ Brandon Lorenz

This is a bid and not a contract until executed by both parties and made a part of the Drilling Contract.

Exhibit B1
1.  Contract term is for 4 wells commencing about May 15, 2012 for Ensign Rig 17.

2.  Any labor increase will be charged to Operator at actual cost. Any wage scale over standard Ensign payscale (including processing charges) will be rebilled to the Operator

3.  Mobilization Trucking in excess of $15,000 will be rebilled at cost. A $5,000 credit shall be given to Operator on skid moves (well to well moves within a pad) when the rig skids up to 50 feet between well centers.  Moving equipment other than regular moving trucks (i.e. bulldozers/CATS) required to effectively skid  the rigs shall be provided by the Operator. If no other location to take the rig after completion of a well, Operator to pay demob to Ensign LaSalle Truck Yard.

4.  Standby, waiting on location, well permits or weather will be charged at 90% of dayrate.

5.  Ensign will provide mud cleaning services (Close Loop) and chemicals at the expense of the Contractor. Operator will be responsible for cleaning, hauling and disposing or all water, drilling fluids, and solids for each well.

6.  Ensign United States Drilling Inc. will not be liable for any problems associated with Operator's casing unless the problem is due to gross negligence or willful misconduct of Ensign United States Drilling Inc.

7.  Prior to the rig setting surface casing, Operator is required to supply a wellhead to NU BOP onto. Integrity of the wellhead provided must be suitable for BOP test or if head does not meet Ensign's standards, a new head will be provided for you by ENSIGN at approximately $600 (rebilled at cost).

8.  Any services charges in excess of the limits listed in Exhibit A will be rebilled to Operator.

9.  Drill Stem Tests:
The initial opening of a drill stem test tool will take place during daylight hours.
Drill stem tests will be reversed out prior to pulling test tool.
ENSIGN Drilling may allow Operator to pull test free and remove 1500 feet of pipe prior to reversing out.

10.All rig modifications necessary to install additional equipment or to drill the Operator's Program will be at the expense of the Operator. This includes, but not limited to, rig time, labor, materials, any third party charges, and any repair to Contractor's equipment associated with said modification. At Contractor's discretion, the Operator will restore the rig to its original condition when said modifications are no longer necessary, at the Operator's expense.  Prior to initiating any rig modification for Operator, Operator must approve the expenditure .

11.  No PDC bits to be run on ENSIGN owned drill pipe or other drill pipe without the use of a mud motor.

12.  Pumps will be limited to 80% of the manufacturer's specifications. Ensign shall provide a second 1OOOHP pump.

13.  Tubulars will be limited to 80% of manufacturer's specifications.

14.  Forklifts used on Ensign rigs will have grapples on forks. Forklift operator shall be certified.

15.  Operator agrees that Operator's personnel as well as third party services shall be subject to Ensign's policies and regulations regarding safety (including full use of PPE), environmental and health, including drug and alcohol use. Operations may be suspended if no corrective action is taken.

16.  The drill sting including BHA but excluding Contractor's directional tools and all related handling tools used to drill the lateral will be provided by the Operator. If Operator wishes to have Contractor provide such Items, the cost of the related Items will be billed to the Operator

17.  Directional Stipulations:
Directional costs are based on conventional directional services from surface to TD. TD is end of lateral section. Included is Gamma services through the curve and the lateral section.
Ensign reserves the right to reject any well plan.

18.  In line with Ensign's policy to conduct SAFE operations and horizontal well requirements, this rig operating in the Wattenberg Field-DJ Basin.
whether on Turnkey or Daywork, shall mud-up and weight-up to 9.2ppg 200 feet above the Teepee Buttes formation and to 1O.Oppg before the Sharon Spring formation. Should the top of the Teepee Buttes formation be unknown, the mud-up and weight-up depth shall be 1,000 feet above the top of the Niobrara formation.

19.  24 hour Rig Manager. Rig Manager and Drillers will have Well Control Certificates.

20. Drilling Stipulations:
(a). Curve Section - Before beginning to drill the curve section of the well, Synergy Resources shall provide Ensign a TYD +/- 5 feet to land the curve section. Both parties shall provide written approval of subject well plan, with email acceptance as approved method of acceptance.
(b). Trip time for BHA changes to achieve newly revised TYO shall be on the Operator.
(c). Subject to Ensign following well plan to 7" casing landing point, and should the TYO be changed during drilling of the curve section, and that Ensign cannot achieve the new TVD due to excessive doglegs, sidetracks shall be performed on daywork. Excessive doglegs are defined as those greater than 16"1120 feet. However, if no changes are made to the agreed to well plan, and Ensign must exceed these limits to land the curve, then sidetracks will be done on turnkey.
(d). Lateral Section - Any geological side tracks shall be performed on Daywork.
(e). Contractor shall be responsible for sidetracks and/or redrills as a result of failure or Contractor’s equipment, downhole tools, and personnel, which are operating within specifications of accepted well plan by Operator and Contractor.
(f). When abnormal, difficult or hazardous drilling conditions occur operations shall commence under a daywork basis and at daywork rates. Refer to Section 7 of the Tumkey Contract.

the Turnkey Contract.

Operator By: /s/ William E. Scaff Jr.	ENSIGN United States Drilling Inc. /s/ Brandon Lorenz

Exhibit A-1

OPERATOR: Synergy Resources Corporation

    Address: 20203 Hwy 60
                     Platteville, CO 80651

Contract Type: Turnkey    Rig Number - 17    Crew Size - 5
Depth - 12000 feet into the Codel Horizontal formation
Deviation Limit - Per Directional Plan degrees
Hole Size 13-1/2"/8-3/4"/6-1/8"
Date of Bid: 4/19/2013 WELL NAME: CODELL HORIZONTAL Location: -T2-6N -R64-68W County: Weld State: CO.
Furnished by
Materials and Supplies	Operator	Contractor	Remarks
Wells Permits	X
Stake Location	X
Surface Damages & Right of Way	X
Road, Location & Maintenance	X
Mud Pits, EARTH or STEEL		X	Per Inventory
Reserve Pits	X
Backfill Pits	X
Surface Casing - 9-5/8" & Intermediate Casing - 7"		X
Rig Time to Run		X
Cementing end Cementing Services		X	Halliburton
W.O.C. Time prior to Drilling Plug		X	Min 8 hrs
Power Tongs		X
Production Casing - 4.5", 11.6 #/ft, N-80	X
Rig Time to Run		X	• See Note
Cementing and Cementing Services	X
W.O.C. Time		X	• See Note
Power Tongs, Casing Crews, Lay-Down Machine, and Crews		X
Fuel		X
Boiler Fuel		X
Water - Source		X
Hauling or Pump, Free Tanks, Transfer Pumps		X
After Cum. Hrs. Lost Circ.	X		0 Cum
Mud (Mud up depth per Contractor)		X	Baroid - subject to change based on performance
After ___0 ___ cum. hrs lost circulation	X		0 Cum
Coring - Rig Time, 3rd Part	X
Reaming Cored Hole	X
Testing - Rig Time		X	• See Note
BOP Test		X
3rd Party Services	X
Logging - Rig time		X	• See Note
3rd Party Services	X
Lost Circulation	X
After initial ___/___ cum. hrs. furnished bv Contractor	X		0/0
Plugging - Rig Time		X	• See Note
3rd Party Services	X
Well Head	X
Directional Services + Trailer		X
W.O.O. or any Operator Supplied Services	X
Circulate Samples		X	• See Note
Daywork Repair Time: ___ hrs. / job ___ hrs. / well		X
Rental Drill Pipe DS-38 S-135		X
Mob-Demob, Move Rig, Moving Permits		X	See Exhibit B1
Trash, Sanilet, Trenching, Camp Generator		X
▪ Note: Contractor will provide 48 hrs daywork at TD

A TURNKEY AMOUNT of $1139100 for work performed on a turnkey basis as herein provided.

Daywork Rates per 24 Hour day:
$28000 With Drill Pipe          $ 28000 Without Drill Pipe

$28000 Standby with crews $ 25200 Standby without crews
Boiler Rate: $35 per hour.

Drill Stem Test - Daywork terms apply to waiting on service company to get into operating position and/or waiting on daylight to open or pull Drill Stem Test.

(Abnormal pressure as used in this Contract shall mean any pressure for which a mud excess of 9.5 lb/gal. is used to gain control of said pressure.)

See Attached Exhibit B1
Operator	ENSIGN UNITED STATES Dirlling Inc.

/s/ William E. Scaff Jr.	/s/ Brandon Lorenz

This is a bid and not a contract until executed by both parties and made a part of the Drilling Contract.

Exhibit B1

1.  Contract term is for 4 wells commencing about May 15, 2012 for Ensign Rig 17.

2.  Any labor increase will be charged to Operator al actual cost. Any wage scale over standard Ensign payscale (including processing charges) will be rebilled to the Operator.

3.  Mobilization Trucking in excess of $15,000 will be rebilled at cost. A $5,000 credit shall be given to Operator on skid moves (well to well moves within a pad) when the rig skids up to 50 feet between well centers.  Moving equipment other than regular moving trucks (i.e. bulldozers/CATS) required to effectively skid the rigs shall be provided by the Operator. If no other location to take the rig after completion of a well , Operator to pay demob to Ensign l.aSaile Truck Yard.

4.  Standby, waiting on location, well permits or weather will be charged at 90% of dayrate.

5.   Ensign well provide mud cleaning services {Close Loop) and chemicals at the expense of the Contractor. Operator will be responsible for cleaning, hauling and disposing of all water, drilling fluids, and solids for each well.

6.  Ensign United States Drilling Inc. will not be liable for any problems associated with Operator's casing unless the problem is due to gross negligence or willful misconduct of Ensign United States Drilling Inc.

7.  Prior to the rig setting surface casing, Operator is required to supply a wellhead to NU BOP onto. Integrity of the wellhead provided must be suitable for BOP test or if head does not meet Ensign's standards, a new head will be provided for you by ENSIGN at approximately $600 (rebilled at cost).

8.  Any services charges in excess of the limits listed in Exhibit A will be rebilled to Operator.

9.  Drill Stem Tests:
The initial opening of a drill stem test tool will take place during daylight hours.
Drill stem tests will be reversed out prior to pulling test tool.
ENSIGN Drilling may allow Operator to pull test free and remove 1500 feet of pipe prior to reversing out.

10.  All rig modifications necessary to install additional equipment or to drill the Operator's Program will be at the expense of the Operator. This includes, but not limited to, rig time, labor, materials, any third party charges, and any repair to Contractor's equipment associated with said modification. At Contractor's discretion, the Operator will restore the rig to Its original condition when said modifications are no longer necessary, at the Operator's expense.  Prior to initiating any rig modification for Operator, Operator must approve the expenditure.

11.  No PDC bits to be run on ENSIGN owned drill pipe or other drill pipe without the use of a mud motor.

12.  Pumps will be limited to 80% of the manufacturer's specifications. Ensign shall provide a second 1OOOHP pump.

13.  Tubulars will be limited to 80% of manufacturer's specifications.

14.  Forklifts used on Ensign rigs will have grapples on forks . Forklift operator shall be certified.

15.  Operator agrees that Operator's personnel as wen as third party services shall be subject to Ensign's policies and regulations regarding safety (including full use of PPE), environmental and health, including drug and alcohol use. Operations may be suspended if no corrective action is taken.

16.  The drill sting including BHA but excluding Contractor's directional tools and all related handling tools used to drill the lateral will be provided by the Operator. If Operator wishes to have Contractor provide such items, the cost of the related items will be billed to the Operator

17.  Directional Stipulations :
Directional costs are based on conventional directional services from surface to TD. TD is end of lateral section. Included is Gamma services through the curve and the lateral section.
Ensign reserves the right to reject any well plan.

18.  In line with Ensign's policy to conduct SAFE operations and horizontal well requirements, this rig operating in the Wattenberg Field-DJ Basin, whether on Turnkey or Daywork, shall mud-up and weight-up to 9.2ppg 200 feet above the Teepee Buttes formation and to 1O.Oppg before the Sharon Spring formation. Should the top of the Teepee Buttes formation be unknown, the mud-up and weight-up depth shall be 1,000 feet above the top of the Niobrara formation.

19.  24 hour Rig Manager. Rig Manager and Drillers will have Well Control Certificates.

20.  Drilling Stipulations:
(a). Curve Section - Before beginning to drill the curve section of the well, Synergy Resources shall provide Ensign a TVD +/- 5 feet to land the curve section.
Both parties shall provide written approval of subject well plan, with email acceptance as approved method of acceptance.
(b). Trip time for BHA changes to achieve newly revised TVD shall be on the Operator.
(c). Subject to Ensign following well plan to 7" casing landing point, and should the TVD be changed during drilling of the curve section, and that Ensign cannot achieve the new TVD due to excessive doglegs, sidetracks shall be performed on daywork. Excessive doglegs are defined as those greater than 16"/120 feet. However, if no changes are made to the agreed to well plan, and Ensign must exceed these limits to land the curve ,then sidetracks will be done on turnkey.
(d). Lateral Section - Any geological side tracks shall be performed on Daywork.
(e). Contractor shall be responsible for sidetracks and/or redrills as a result of failure or Contractor's equipment, downhole tools, and personnel, which are operating within specifications of accepted well plan by Operator and Contractor.
(f). When abnormal, difficult or hazardous drilling conditions occur operations shall commence under a daywork basis and at daywork rates. Refer to Section 7 of the Turnkey Contract.

the Turnkey Contract.

Operator By: /s/ William E. Scaff Jr.	ENSIGN United States Drilling Inc. /s/ Brandon Lorenz

NOTE: THIS AGREEMENT CONTAINS PROVISIONS WHICH INDEMNIFY AND/OR RELEASE THE INDEMNIFIED AND/OR RELEASED PARTY FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE AND OTHER LEGAL FAULT.

ENSIGN DIRECTIONAL  SERVICES TERMS AND CONDITIONS UNDER  ENSIGN  TURNKEY  CONTRACT-EXHIBIT  C

Ensign United States Drilling, Inc., ("ENSIGN") under Turnkey Contract Dated April  19, 2013.  will  also  provide  services  by ENSIGN DIRECTIONAL SERVICES ("DIRECTIONAL SERVICES") to its Operators (each an "OPERATOR"), which are further governed by the terms and conditions stated herein and any additional terms proposed or agreed to in writing by an  authorized representative of the Operator and Ensign (these terms and conditions and any such additional terms collectively referred to herein as the "Agreement'). Any additions to or modifications of these terms and conditions, or any terms and conditions contained in OPERATOR's order inconsistent herewith, shall not bind ENSIGN unless accepted in writing by an authorized representative of ENSIGN.

I.    LIABILITIES, RELEASES AND INDEMNIFICATION:
Liabilities, releases and indemnification terms shall be as stated under the Turnkey Contract, with the addition of:

OPERATOR shall release, defend, indemnify and hold ENSIGN harmless from and against any Claims arising out of, or related to, subsurface trespass arising out of directional drilling operations or other operations performed by ENSIGN DIRECTIONAL or its employees, OPERATOR or its employees, or other contractors or their employees. OPERATOR shall furnish ENSIGN DIRECTIONAL with a well location plan (certified by OPERATOR as correct) setting out the surface location of the well, the lease, license, or property boundary lines, and the bottom hole location of OPERATOR's directionally drilled well. If in the course of drilling the well, it becomes evident to ENSIGN DIRECTIONAL that the certified plan is in error, ENSIGN DIRECTIONAL shall at once notify OPERATOR of the error, and OPERATOR shall be responsible to regulate all directional drilling factors so that OPERATOR's well bottom hole location will be situated on OPERATOR's property, license, or leasehold at total depth of the well being drilled.

While on a Daywork basis under the direction and control of OPERATOR, any loss or damage to in-hole property of ENSIGN DIRECTIONAL or ENSIGN subcontractors shall be borne by OPERATOR.

2.  OPERATOR WARRANTY/BINDING  AUTHORITY
If OPERATOR is not the sole owner of the mineral interests, the well or the field, OPERATOR's request for Services, Equipment or Products shall constitute OPERATOR's warranty that OPERATOR is the duly constituted agent of each and every owner and has full authority to represent the interests of the same with respect to all decisions taken throughout the provision of any Services, Equipment or Products hereunder.

OPERATOR will defend, release, indemnify and hold ENSIGN harmless from and against all Claims resulting from the allegation by any person that OPERATOR has misrepresented or lacked sufficient authority to represent such person as warranted by OPERATOR in this Article.

3.  PATENTS
ENSIGN DIRECTIONAL warrants that the use or sale of Equipment or Products hereunder will not infringe patents of others by reason of the use or sale of such Equipment or Products per se, and hereby agrees to hold OPERATOR harmless against judgment for damages for infringement of any such patent, provided that OPERATOR shall promptly notify ENSIGN DIRECTIONAL in writing upon receipt of any claim for infringement, or upon the filing of any such suit for infringement, whichever first occurs, and shall afford ENSIGN DIRECTIONAL full opportunity, at ENSIGN DIRECTIONAL's option and expense, to answer such claim or threat of suit, assume the control of the defense of such suit, and settle or compromise same in any way ENSIGN DIRECTIONAL sees fit. ENSIGN DIRECTIONAL does not warrant that such Equipment or Products: (a) will not infringe any such patent when not of ENSIGN DIRECTIONAL's manufacture , or specially made, in whole or in part, to the OPERATOR's design specifications; or (b) if used or sold in combination with other materials or apparatus or used in the practice of processes , will not, as a result of such combination or use, infringe any such patent, and ENSIGN DIRECTIONAL shall not be liable and does not indemnify OPERATOR for damages or losses of any nature whatsoever resulting from actual or alleged patent infringement arising pursuant to (a) and (b) above. THIS PARAGRAPH STATES THE ENTIRE RESPONSIBILITY OF ENSIGN DIRECTIONAL CONCERNING PATENT INFRINGEMENT.

4.  CONFIDENTIALITY
Each party shall maintain all data and information obtained from the other party in strict confidence, subject only to disclosure required by law or legal process. In the event that ENSIGN DIRECTIONAL owns copyrights to, patents to, or has filed patent applications on, any technology related to the Services, Products or Equipment furnished by ENSIGN DIRECTIONAL hereunder, and if ENSIGN DIRECTIONAL makes any improvements on such technology, then such improvements shall not fall within the confidentiality obligations included herein, and ENSIGN DIRECTIONAL shall own all such improvements, including drawings, specifications, calculations and other documents . The design, construction, application and operation of ENSIGN DIRECTIONAL's Services, Equipment and Products embody proprietary and confidential information. OPERATOR shall maintain this information in strict confidence and shall not disclose it to others, subject only to disclosure required by law or legal process.

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5.  LIENS. ATTACHMENTS  AND ENCUMBRANCES
Should OPERATOR commit a material breach of any terms and conditions of this Agreement, become bankrupt, insolvent, go into receivership or should any creditor or other person attach or levy OPERATOR's property or equipment, ENSIGN DIRECTIONAL shall immediately have the right, without notice and without liability for trespass or damages, to retake and remove any of its Products or Equipment wherever it may be found. OPERATOR shall release, defend, indemnify and hold ENSIGN  DIRECTIONAL Indemnities harmless  from any and all liens and encumbrances against Products or Equipment furnished hereunder and shall return same promptly to ENSIGN DIRECTIONAL free of any liens or encumbrances.

6. DISPUTE RESOLUTION

Except for a dispute,  controversy, or claim (a "Dispute") arising out of this  Agreement  from  Services,  Equipment  or  Products provided , or to be provided, by ENSIGN DIRECTIONAL , the parties will attempt to resolve any Dispute between them which results from this Agreement in a spirit of cooperation. Accordingly, the parties agree to engage in good faith negotiations to reach a rapid and equitable solution. If the parties are unable to resolve a dispute through direct negotiation, they will use the services of a mediator. Each party will bear its own expenses and an equal share of the costs of the mediators and the body administering the mediation.

7.   GENERAL
Failure of OPERATOR or ENSIGN DIRECTIONAL to enforce any of the terms and conditions of this Agreement shall not prevent a subsequent enforcement of such terms and conditions or be deemed a waiver of any subsequent breach . Should any provision of this Agreement, or a portion thereof, be unenforceable or in conflict with governing country, state, province, or local Jaws, then the validity of the remaining provisions, and portions thereof, shall not be affected by such unenforceability or conflict, and this Agreement shall be construed as if such provisions, or portion thereof, were not contained herein. This Agreement contains all representations of the parties and supersedes all prior oral or written agreements or representations. OPERATOR acknowledges that it has not relied on any representations other than those contained in this Agreement. This Agreement shall not be varied, supplemented, qualified, or interpreted by any prior course of dealing between the parties or by any usage of trade and may only be amended by an agreement executed by both parties .

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